                                                                      Exhibit 99

                               Ford Motor Company

                2001 NORTH AMERICAN PRODUCTION AND OVERSEAS SALES
                -------------------------------------------------

                                                                         2001 Planned
                                               --------------------------------------------------------------
                                               First         Second        Third         Fourth        Full
                                               Quarter       Quarter       Quarter       Quarter       Year
                                               -------       -------       -------       -------       ----
                                                (000)         (000)         (000)         (000)        (000)

North American Production and Imports
-------------------------------------
Car (U.S., Canada, and
        Hermosillo/Cuautitlan in Mexico)         360

Truck (U.S., Canada)                             690
                                               -----         -----         -----           -----       -----
   North American Production                   1,050

Mexican Domestic Units a/                         21

Imports (Volvo, Jaguar, Land Rover, Fiesta)       58
                                               ------        ------        -----           -----       -----

   Total North America (Incl. Imports)         1,129


Overseas Vehicle Unit Sales                      692
                                               -----         -----         -----           -----       -----

Ford Worldwide                                 1,821
                                               =====         =====         =====           =====       =====

Over/(Under) Prior
   North America
                  Units:
                  - Issue                          0
                  - Quarter                       (8)
                  - Year                        (201)

                  Percentage:
                  - Issue                          0%
                  - Quarter                      (1)%
                  - Year                        (15)%

   Overseas
                  Units:
                  - Issue                          0
                  - Quarter                       65
                  - Year                          98

                  Percentage:
                  - Issue                          0%
                  - Quarter                       10%
                  - Year                          16%

   Worldwide
                  Units:
                  - Issue                          0
                  - Quarter                       57
                  - Year                        (103)

                  Percentage:
                  - Issue                          0%
                  - Quarter                        3%
                  - Year                         (5)%


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a/Units produced and sold in Mexico                           Investor Relations
                                                                         2/01/01